Exhibit 10.11

BALLY’S CHICAGO OPERATING COMPANY, LLC

PROMISSORY NOTE

December 31, 2023	$62,490,417.19

Effective as of the date set forth above (the “Effective Date”), Bally’s Chicago Operating Company, LLC, a Delaware limited liability company (the “Company”), for value received, promises to pay to the order of Bally’s Chicago Inc., a Delaware corporation (together with its successors and assigns, the “Holder”), the sum of SIXTY-TWO MILLION, FOUR HUNDRED NINETY THOUSAND, FOUR HUNDRED SEVENTEEN DOLLARS AND NINETEEN CENTS ($62,490,417.19). The outstanding principal hereof and all accrued but unpaid interest thereon (the “Debt”) shall be payable at the principal office of the Company or by mail to the registered address of the Holder on the earlier of December 30, 2024, or the date of the Bally’s Chicago Inc. initial public offering (the “Repayment Date”).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.             Defaults. The Holder may declare the Debt immediately due and payable, by a notice in writing to the Company if any of the following events shall occur:

1.1            Default in the payment of principal of this Note and accrued interest thereon when due; or

1.2            The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Act, or any other applicable federal or state law, or the consent by it to, or acquiescence in, the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

1.3            Within 30 days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within 30 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

2.            Miscellaneous.

2.1            Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

2.2            Restrictions on Transfer; Assignment. The Holder may not transfer or assign all or any part of this Note without the approval of the Company. All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs and administrators of the parties.

2.3            Fees and Expenses. All expenses incurred in connection with this Note, including attorneys’ fees, shall be paid by the parties incurring such expenses.

2.4            Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. Each party hereto consents to exclusive jurisdiction and venue in New York, if in state court, and in the United States District Court for the New York, if in United States federal court, for any suit or proceeding relating to, arising out of or arising under this Note; such courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceeding and venue shall be appropriate for all purposes in such courts.

2.5            Prepayment. The Debt may be prepaid by the Company prior to the Repayment Date without the consent of the Holder.

2.6            Lost or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

2.7            Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission or electronic mail transmission, or five business days after deposit in the United States first class mail, by registered or certified mail, postage prepaid, addressed as set forth below the Company’s or the Holder’s name, as applicable, on the signature page hereto, or at such other address as the Company or the Holder may designate by 10 business days’ advance written notice to the other party hereto.

2.8            Severability. If one or more provisions of this Note are held unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9            Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

2.10          Entire Agreement. This instrument represents the entire agreement between the parties hereto with respect to this Note and its terms and conditions.

2.11            Counterparts. This Note may be executed in counterparts, all of which together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Note by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

2.12            Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Note and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Holder, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be issued as of the Effective Date.

Company:	BALLY’S CHICAGO OPERATING COMPANY, LLC

	By:	/s/ Ameet Patel
	Name:	Ameet Patel
	Title:	President

Holder:	BALLY’S CHICAGO INC.

	By:	/s/ Ameet Patel
	Name:	Ameet Patel
	Title:	President

[Signature Page to Promissory Note]

FIRST AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is entered into as of September 30, 2024 (the “Effective Date”), by and between Bally’s Chicago Operating Company, LLC, a Delaware limited liability company (the “Company”), and Bally’s Chicago Inc., a Delaware corporation (the “Holder”), with reference to the following facts:

WHEREAS, pursuant to that certain Promissory Note, dated effective as of December 31, 2023 (the “Original Note”), the Holder issued to the Company, and the Company promised to repay the Holder, an amount equal to SIXTY-TWO MILLION, FOUR HUNDRED NINETY THOUSAND, FOUR HUNDRED SEVENTEEN DOLLARS AND NINETEEN CENTS ($62,490,417.19) plus interest thereon on the earlier of December 30, 2024, or the date of the Bally’s Chicago Inc. initial public offering (the “Maturity Date”), as more particularly described in such Original Note;

WHEREAS, Holder has agreed to extend the Maturity Date to December 31, 2025;

WHEREAS, the Company and the Holder now mutually desire to memorialize such extension upon the terms and conditions set forth below; and

WHEREAS, capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Original Note.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree to amend the Original Note as follows:

1.            Extension of Maturity Date. The second sentence of the first paragraph of the Original Note shall be amended by deleting “December 30, 2024, or the date of the Bally’s Chicago Inc. initial public offering” and replacing it with “December 31, 2025”.

2.            Ratification of Original Note. Except as amended by this Amendment, all the terms, provisions, agreements, covenants and conditions of the Original Note are hereby ratified and confirmed. In the event of a conflict between the provisions of the Original Note and this Amendment, the terms of this Amendment shall control.

3.             Miscellaneous. This Amendment, together with the Original Note, as amended hereby, contain the entire agreement, and supersede any prior or contemporaneous agreements, in each case, between the parties relating to the subject matter of this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Amendment may be executed and delivered (including by electronic signature or facsimile) in multiple counterparts, each of which shall be deemed an original, and when taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment is entered into by the parties as of the first date set forth above but effective as of the Effective Date:

Company:	BALLY’S CHICAGO OPERATING COMPANY, LLC

	By:	/s/ Ameet Patel
	Name:	Ameet Patel
	Title:	President

Holder:	BALLY’S CHICAGO INC.

	By:	/s/ Ameet Patel
	Name:	Ameet Patel
	Title:	President

[Signature Page to Amendment to Promissory Note]